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     Page 2

                                                FMC Corporation
                                                Quarterly Report
                                                on Form 10-Q for
                                                 March 31, 1998

Exhibit 11  Statement re:
            -------------
            Computation of Diluted Earnings Per Share
            -----------------------------------------
            (Unaudited)
            -----------
            (In thousands, except per share data)
            -------------------------------------


                                    Three Months
                                   Ended March 31
                                  -----------------
                                    1998      1997
                                  -------   -------
Earnings:
 Net income (loss)                $(9,302)  $39,950
                                  =======   =======
Shares:
 Average number of shares of
  common stock                     34,795    37,226
 Additional shares assuming
  conversion of stock options       1,009       909
                                  -------   -------
   Pro forma shares                35,804    38,135
                                  =======   =======
 Diluted earnings per share       $ (0.26)  $  1.05
                                  =======   =======